Exhibit 21

SUBSIDIARIES OF SPHERION CORPORATION

    Following is a list of the direct and indirect subsidiaries of Spherion Corporation (formerly known as Interim Services Inc.), a Delaware corporation. Certain inactive subsidiaries have been excluded from the list below as such subsidiaries, when considered in the aggregate as one subsidiary, would not constitute a "significant subsidiary." All active subsidiaries do business under their corporate name listed below, or close derivatives thereof, except where indicated otherwise:

Spherion Financial Corporation (f/k/a Interim Financial Corporation)	Delaware (1)
Spherion Real Estate Solutions Inc. (f/k/a Interim Real Estate Solutions Inc.)	Florida (1)
Spherion (Europe) Inc. (f/k/a Interim Services (Europe) Inc.	Delaware (1)
Spherion Technology (UK) Limited (f/k/a Interim Technology (UK) Limited)	United Kingdom (1)
Michael Page International Inc.	Delaware (1)
Rich Field Agency, Inc.	Florida (1)
Saratoga Institute, Inc.	California (1)
Spectrum Financial Corporation	Delaware (1)
Spectrum Insurance Company Ltd. Cayman	Islands (1)
Michael Page International Pte Ltd (f/k/a M P Selection Pte Ltd)	Singapore (1)
Spherion Assessment Inc. (f/k/a Interim Assessment Services Inc.	North Carolina (1)
Spherion Acquisition Corporation (f/k/a Interim Acquisition Corporation)	Delaware (1)
Norrell Corporation (f/k/a Interim Merger Corporation)	Delaware (1)
Atrium (U.S.-B) Inc.	Delaware (1)
Atrium (U.S.-B) LLC	Delaware (1)
Spherion Receivables Corp. (f/k/a Interim Services Receivables Corp.)	Delaware (1)
Enthusian Corp.	Delaware (1)
Spherion Holdings Ltd.	Cayman Islands (1)
Spherion Atlantic LLC *	Delaware (2)
Spherion Pacific LLC *	Delaware (2)
Spherion Atlantic Enterprises LLC	Delaware (3)
Spherion Pacific Enterprises LLC	Delaware (3)
Michael Page Group Plc	United Kingdom (4)
Atrium (NL-A) Inc (f/k/a Interim Temporary Personnel Inc.)	Florida (4)
Spherion Limited (f/k/a Interim Staffing Solutions Limited)	Ireland (4)
Spherion Ltd	United Kingdom (4)
Interim Personnel B.V. (f/k/a Ago Uitzendbureau B.V.)	Netherlands (5)
Interim Services Australia Pty Limited	Australia (5)
Interim Flexsupport B.V. (f/k/a Interim Detachering B.V.)	Netherlands (5)
Interim Registratie B.V. (f/k/a Interim Services Netherlands B.V.)	Netherlands (5)
Interim Technology B.V. (f/k/a Ouranos Informatica Groep B.V.)	Netherlands (5)
Tutor Recursos Humanos ETT, S.L.	Spain (5)
Tutor Selección, S.L.	Spain (5)
Michael Page Recruitment Group Ltd	United Kingdom (6)
Plusbox Limited	United Kingdom (6)
Michael Page International Recruitment Limited	United Kingdom (6)
Michael Page International Southern Europe Limited	United Kingdom (6)
Michael Page Holdings Ltd	United Kingdom (7)
Accountancy Additions (North) Ltd	United Kingdom (8)
Accountancy Additions Ltd	United Kingdom (8)
Michael Page International Holdings Ltd.	United Kingdom (8)
Michael Page UK Ltd	United Kingdom (8)
Michael Page Ltd	United Kingdom (9)
Sales Recruitment Specialist Ltd	United Kingdom (9)

Questor International Ltd	United Kingdom (9)
LPM Professional Recruitment Ltd	United Kingdom (9)
Michael Page (Espana) SA	Spain (10)
Michael Page International (France) SA	France (10)
Page Interim SA	Spain (10)
Michael Page International (Australia) Pty Ltd	Australia (10)
Michael Page International (Deutschland) GmbH	Germany (10)
Michael Page International (Hong Kong) Ltd	Hong Kong (10)
Michael Page International (Ireland) Limited	Ireland (10)
Michael Page International (Nederland) B.V.	Netherlands (10)
Michael Page International (New Zealand) Ltd	New Zealand (10)
Michael Page EDP EURL	France (10)
Page Formation EURL	France (10)
Page Interim SA	France (11)
Page Interim Siege Centre EURL (f/k/a Page Interim (Banking) EURL)	France (12)
Page Interim (EST) EURL	France (12)
Page Interim (SUD) EURL	France (12)
Page Interim (Quest) EURL	France (12)
Page Interim Nord EURL (f/k/a Business Interim EURL)	France (12)
Page Interim Assist/FVD EURL	France (12)
Page Interim EST Diderot EURL	France (12)
Page Interim Lille EURL	France (12)
Compagnie Du Recrutor EURL	France (13)
Societe Des Nouveaux Recruteurs EURL	France (13)
Michael Page Advertising EURL	France (13)
MP Services EURL	France (13)
Les Recrutuers Reunis EURL	France (13)
Michael Page Conseil Informatique EURL	France (13)
Les Recruteurs Specialises EURL	France (13)
Les Nouveaux Recruteurs EURL	France (13)
Michael Page Ingenieurs ET Techniciens EURL	France (13)
Michael Page Rhone Alpes EURL	France (13)
Interim Services UK PLC (f/k/a Crone Corkill Group PLC)	United Kingdom (14)
Interim Technology Training Limited	United Kingdom (14)
C.C. Agency Services Limited	United Kingdom (15)
Crone Corkill Limited	United Kingdom (15)
Interim Technology Limited (f/k/a Westwood Young Limited)	United Kingdom (15)
Interim On-Premise (UK) Ltd	United Kingdom (15)
Michael Page Partnership Ltd	United Kingdom (16)
Interim Technology Maintain/SQM B.V. (f/k/a Maintain Software Management B.V.)	Netherlands (17)
Interim Technology Management Consulting B.V. (f/k/a Pontos Project ManageMens B.V.)	Netherlands (17)
Interim Technology Recruitment B.V. (f/k/a Q&B Serving the Client B.V.)	Netherlands (17)
Interim Technology Enterprises B.V. (f/k/a Ouranos Enterprises to be B.V.)	Netherlands (17)
Interim Technology Emerging Technologies B.V. (f/k/a Kronos Software Engineering B.V.)	Netherlands (17)
Interim Technology Legacy + B.V. (f/k/a Novos Joined IT Generations B.V.)	Netherlands (17)
Interim Technology Infrastructure Management B.V. (f/k/a Screenup Client Engineering B.V.)	Netherlands (17)
Applied Internet Consultancy Group B.V.	Netherlands (17)
Interim Technology Noord Nederland B.V. (f/k/a Novos Noord Nederland B.V.)	Netherlands (18)
Interim Technology Group Limited (f/k/a Computer Power Group Limited)	Australia (20)
Interim Technology Solutions Pty Ltd (f/k/a Computer Power Pty Ltd)	Australia (21)

Interim Technology Associates Pty Ltd (f/k/a Computer People Pty Ltd)	Australia (21)
Spherion Education Pty Ltd (f/k/a Interim Technology Education Pty Ltd)	Australia (21)
Equus People Pty Ltd	Australia (21)
Emppay Pty Ltd	Australia (21)
Parity People Pty Ltd	Australia (21)
Edilina Pty Ltd	Australia (21)
Interim Technology (S) Pte Ltd (f/k/a Computer Power Group (S) Pte Ltd)	Singapore (21)
Interim Technology Superannuation Nominees Pty Ltd	Australia (21)
Interim HR Solutions Pty Ltd (f/k/a CP Resourcing Pty Ltd)	Australia (21)
Pec3.com Pty Ltd (f/k/a MTE Management Technology Education Pty Ltd)	Australia (22)
Interim Technology Education Pty Ltd (f/k/a Computer Power Education Pty Ltd)	New Zealand (22)
MTE Management Technology Education Pty Ltd	New Zealand (22)
Interim Technology Associates Pty Ltd (f/k/a Parity People Pty Ltd)	New Zealand (23)
Interim Technology Limited (f/k/a CP International Limited)	Hong Kong (24)
Interim Technology Education Pty Ltd (f/k/a Computer Power Educational Services Limited)	Hong Kong (24)
Interim Technology Education (S) Pte Ltd (f/k/a DP Recruitment Services (S) Pte Ltd)	Singapore (24)
Interim Services Worldwide Holding B.V.	Netherlands (25)
Les Recruteurs Associes EURL	France (26)
Michael Page Assistantes Secretaires EURL	France (26)
Michael Page Force De Vente EURL	France (26)
Atrium (AU-B) Pty Limited	Australia (27)
Norrell Licensing Company	Nevada (28)
Norrell Resources Corporation	Delaware (28)
Comtex Asset Management Company	Nevada (28)
ATR Asset Management Company	Nevada (28)
ANATEC Asset Management Company	Nevada (28)
Norrell International Ltd.	Nevada (28)
Comtex Information Systems, Inc.	Delaware (28)
NC Holding Corporation	Georgia (28)
NorCross Teleservices Inc.	Delaware (28)
Norrell Acquisition Corp.	Delaware (28)
Norrell Asset Management Company	Nevada (28)
Norrell Temporary Services, Inc.	Georgia (28)
Spherion U.S. Inc. (f/k/a Interim U.S. Inc..)	Florida (28)
Norrell Health Care, Inc.	Georgia (28)
JobOptions, Inc.	Delaware (29)
HealthTask, L.P.	Delaware (30)
Norrell Services, Ltd.	Canada (31)
HCA — Home Care Services, Inc.	New York (32)
Norrell Health Care of New York, Inc.	New York (32)
Norrell (UK) Limited	United Kingdom (33)
FSS International Limited	United Kingdom (33)
Financial Selection Services (London) Limited	United Kingdom (34)
Financial Selection Services (St. Albans) Limited	United Kingdom (34)
HealthTask Corporation	Delaware (35)
LP Recrutement EURL	France (36)
Michael Page Lille EURL	France (36)
Michael Page International (Italia) SRL	Italy (37)
Page Interim Italia SpA	Italy (37)
Spherion Atlantic Operations LLC	Delaware (38)
Spherion Pacific Operations LLC	Delaware (39)

Spherion Holdings LLC	Delaware (39)
Michael Page International Brasil SC Ltda	Brazil (40)
Michael Page International Portugal Servicios Da Consultadoria Limitida	Portugal (40)

* Merged with and into Spherion U.S. Inc. as of January 2, 2001.

Notes to Subsidiaries of Spherion Corporation:

1.
Subsidiary of Spherion Corporation.

2.
Members are Spherion U.S. Inc., Norrell Resources Corporation and Norrell Temporary Services, Inc.

3.
Members of Atlantic Enterprises are Spherion Atlantic LLC, Norrell Resources Corporation and Norrell Temporary Services, Inc. Members of Pacific Enterprises are Spherion Pacific LLC, Norrell Resources Corporation and Norrell Temporary Services, Inc.

4.
Subsidiary of Spherion (Europe) Inc.

5.
Subsidiary of Interim Services Worldwide Holding B.V.

6.
Subsidiary of Michael Page Group Plc

7.
Subsidiary of Michael Page Recruitment Group Ltd.

8.
Subsidiary of Michael Page Partnership Ltd (an inactive subsidiary)

9.
Subsidiary of Michael Page (UK) Ltd.

10.
Subsidiary of Michael Page International Holdings Ltd.

11.
Subsidiary of LPM Professional Recruitment Ltd.

12.
Subsidiary of Page Interim SA (France)

13.
Subsidiary of Michael Page International (France) SA

14.
Subsidiary of Plusbox Limited

15.
Subsidiary of Interim Services UK PLC (f/k/a Crone Corkill Group PLC)

16.
Subsidiary of Michael Page Holdings Ltd.

17.
Subsidiary of Interim Technology B.V.

18.
Subsidiary of Interim Technology Legacy + B.V.

19.
Intentionally Left Blank

20.
Subsidiary of Interim Services Australia Pty Limited

21.
Subsidiary of Interim Technology Group Limited (f/k/a Computer Power Group Limited)

22.
Subsidiary of Spherion Education Pty Ltd

23.
Subsidiary of Parity People Pty Ltd (Australia)

24.
Subsidiary of Interim Technology (S) Pte Ltd

25.
Subsidiary of Atrium (NL-A) Inc., f/k/a Interim Temporary Personnel Inc.

26.
Subsidiary of Michael Page Advertising EURL

27.
Subsidiary of Atrium (U.S.-B) LLC

28.
Subsidiary of Norrell Corporation

29.
Subsidiary of Spherion Corporation (80%) and outside third parties (20%)

30.
Subsidiary of Tascor Incorporated (49%), Ernst & Young U.S., LLP (49%)
and HealthTask Corporation (2%)

31.
Subsidiary of Norrell Services International, Inc.

32.
Subsidiary of Norrell Health Care, Inc.

33.
Subsidiary of Norrell International Ltd.

34.
Subsidiary of FSS International Limited

35.
Subsidiary of Norrell Corporation (50%) and Ernst & Young Resources L.L.C. (50%)

36.
Subsidiary of Michael Page Conseil Informatiques EURL

37.
Subsidiary of Michael Page International Holdings Ltd (75%) and Michael Page Holdings Ltd (25%)

38.
Subsidiary of Spherion Atlantic Enterprises LLC

39.
Subsidiary of Spherion Pacific Enterprises LLC

40.
Subsidiary of Michael Page International Holdings Ltd (90%) and Michael Page Holdings Ltd (10%)